Exhibit 5.1

(TORYS LOGO)
237 Park Avenue New York, New York
10017.3142

TEL 212.880.6000 FAX 212.682.0200

www.torys.com

November 16, 2007

The Thomson Corporation
Metro Center, One Station Place
Stamford, Connecticut 06902

     Ladies and Gentlemen:

RE: THE THOMSON CORPORATION AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM F-9

We hereby consent to the references to our firm name in the prospectus filed as part of Amendment No. 1 to the Registration Statement on Form F-9 by The Thomson Corporation. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933 or the rules and regulations promulgated thereunder.

Sincerely,

/s/ TORYS LLP